                                                           Exhibit 21.1

                     SUBSIDIARIES OF THE REGISTRANT


                                                        Jurisdiction of
                                                         Incorporation
Name and Name Under Which Doing Business                or Organization
----------------------------------------                ---------------

Sunquest Europa Limited                                 United Kingdom

Antrim Corporation                                      Texas

Sunquest Pharmacy Information Systems, Inc.             Pennsylvania

e-Suite, Inc.                                           Arizona

Sunquest Information Systems (India) Private Limited    India

Diagnostix.com, Inc.                                    Pennsylvania